UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 23, 2016

SOLAREDGE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 HaMada Street, Herziliya Pituach, Israel	4673335
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.        Submission of Matters to a Vote of Security Holders.

SolarEdge Technologies, Inc. (the “Company”) held an annual meeting of stockholders on February 23, 2016 (the “Annual Meeting”).  At the Annual Meeting, the stockholders voted on two matters:  the reelection of Mr. Dan Avida, Mr. Yoni Chiefetz and Mr. Doron Inbar as Class I members of the Board of Directors, and ratification of the appointment of Ernst & Young as the Company’s auditors for fiscal 2016.

Proposal No. 1.  Election of Directors.

The stockholders approved the reelection of Mr. Dan Avida, Mr. Yoni Chiefetz and Mr. Doron Inbar as Class I members of the Board of Directors to serve until the third annual meeting of stockholders following the Annual Meeting.  Each Class I member was elected at the Annual Meeting as follows:

	For	Against	Abstained	Broker Non-Votes
Yoni Chiefetz	22,785,348	28,155	60,900	8,4115,336
Dan Avida	22,786,486	27,662	60,255	8,415,336
Doron Inbar	22,720,141	8,925	145,337	8,415,336

Proposal No. 2.  Ratification of Appointment of Registered Public Accounting Firm.

The stockholders ratified the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016.  Proposal No. 2 was approved at the Annual Meeting as follows:

	For	Against	Abstained
Ratification of Ernst & Young	31,046,512	208,158	35,069

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: February 26, 2016	By:	/s/ Ronen Faier
Name: Ronen Faier
Title: Chief Financial Officer